UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2014

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2014, Apricus Biosciences, Inc. (the “Company”), through its wholly-owned subsidiary NexMed (U.S.A.), Inc., entered into a License Agreement (the “License Agreement”) and Stock Issuance Agreement (the “Stock Issuance Agreement”) with Forendo Pharma Ltd. (“Forendo”), under which the Company was granted certain exclusive rights to develop and commercialize certain molecules, including fispemifene, a tissue-specific selective estrogen receptor modulator designed to treat secondary hypogonadism, chronic prostatitis and lower urinary tract symptoms in men (the “Licensed Products”), in the United States, as further described below.

In partial consideration of the licenses granted under the License Agreement, the Company will issue to Forendo and its designee approximately 3.6 million shares of its common stock, par value $0.001 per share (“Common Stock”), computed based on the 360-day average price of the Company’s Common Stock of $2.08 per share, and will make an upfront cash payment of $5.0 million within ten days of execution of the License Agreement. The Company may also be obligated to pay Forendo up to a total of $45.0 million upon the achievement of clinical and regulatory milestones for the Licensed Products and up to $260 million in commercial milestones.

The Company will pay tiered low double digit royalties to Forendo on net sales of any Licensed Products sold by the Company. The royalties are subject to reduction in certain circumstances, including in the event of market launch in the United States of a generic version of a Licensed Product. The Company’s obligation to pay the specified royalties under the License Agreement will continue until the later of (i) ten years from the first commercial sale of a Licensed Product and (ii) the later of the expiration of the of the last valid claim of a patent covering the Licensed Product or the expiration or termination of regulatory exclusivity of the Licensed Product in the United States (the “Royalty Term”).

The Company has agreed to use commercially reasonable efforts to develop and commercialize at least one Licensed Product in the United States. The Company will be responsible for performing the clinical activities necessary for regulatory approval in the United States including filing a New Drug Application.

The Company will be solely responsible for manufacturing and supplying the active pharmaceutical ingredient, drug substance and finished dosage form of any Licensed Product for commercialization in the United States.

During the Royalty Term, each of the Company and Forendo have agreed not to develop, market, sell, in-license or otherwise acquire an oral dosage form of any selective estrogen receptor modulator indicated for or being developed for the treatment of male secondary hypogonadism, chronic prostatitis or lower urinary tract symptoms in men.

The term of the License Agreement will continue until the expiration of the last-to-expire Royalty Term of such Licensed Product in the United States. After expiration of the Royalty Term for a Licensed Product, no further royalties will be payable in respect of sales of such License Agreement, and the license granted to the Company will be a fully paid-up, perpetual, irrevocable, royalty-free license with respect to such Licensed Product in the United States. In addition, either party may terminate the License Agreement in the event of the other party’s uncured material breach.

The Company may withdraw from the License Agreement in its entirety or on a Licensed Product-by-Licensed Product basis upon 90 days prior written notice to Forendo after completion of a Phase 2 clinical trial for at least one Licensed Product or for any reason after the grant of the first regulatory approval in the United States of a Licensed Product upon 180 days’ advance written notice to Forendo. The Company may also terminate the License Agreement by providing written notice to Forendo if, prior to a regulatory approval in the United States of a Licensed Product, there are material concerns regarding the safety of any Licensed Products or failure to substantially achieve any of the primary efficacy endpoints of any clinical trial involving the Licensed Product.

Under the License Agreement, Forendo and its designee have agreed to limit selling of shares on any given day to not more than ten percent of the Company’s average trading volume for the previous five trading days. The License Agreement requires the Company to file a registration statement on Form S-3 with respect to the resale of shares of Common Stock issued pursuant to the Stock Issuance Agreement within 60 days following the date of the License Agreement and to use reasonable commercial efforts to have such registration statement declared effective by the Securities and Exchange Commission as promptly as practicable.

The License Agreement and Stock Issuance Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, are incorporated herein by reference. The foregoing description of the terms of the License Agreement and the Stock Issuance Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 17, 2014, the Company entered into an Amendment Agreement (“Amendment”) with The Tail Wind Fund Ltd., Solomon Strategic Holdings, Inc., and Tail Wind Advisory & Management Ltd. (collectively, the “Holders”), such Holders being the holders of an aggregate principal amount of $1,225,000 of its 7% Convertible Notes Due December 31, 2014 (the “Notes”). Pursuant to the Amendment, the Company repaid the Notes in full and issued warrants to the Holders to purchase up to an aggregate of 480,392 shares of Common Stock, at an exercise price of $2.55 per share. The warrants are exercisable through December 31, 2015.

The form of warrant agreement, which is filed as Exhibit 4.1, to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the form of warrant agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of October 17, 2014 (the “closing date”), the Company entered into a loan and security agreement (the “credit facility”) with Oxford Finance LLC (“Oxford”), as collateral agent and a lender, and the lenders party thereto from time to time (the “Lenders”), including Oxford and Silicon Valley Bank (“SVB”), pursuant to which the Lenders agreed to make term loans available to the Company in order to pay off existing indebtedness and for working capital and general business purposes, in a principal amount of up to $10 million. The first term loan was funded on the closing date of the credit facility in an aggregate principal amount of $5 million. A second term loan of up to a principal amount of $5 million will be funded at the Company’s request prior to April 30, 2015, subject to initiation of a Phase 2b trial of the Company’s fispemifene program and other customary conditions to funding. Upon the entry into the credit facility, the Company was required to pay the Lenders a facility fee of $100,000 in conjunction with the funding of the first term loan. The credit facility is secured by substantially all of the Company’s assets other than its intellectual property.

Each term loan under the credit facility bears interest at an annual rate equal to the greater of (i) 7.95% or (ii) the sum of (a) the three-month U.S. LIBOR rate reported in the Wall Street Journal three business days prior to the funding date of the applicable term loan (which shall not be less than 0.23%), plus (b) 7.72%, such rate to be fixed at the time of borrowing. The first term loan bears interest at an annual rate of 7.95%. The Company is required to make interest-only payments following the funding of each term loan through November 1, 2015 or, under certain circumstances, through May 1, 2016. All outstanding term loans under the credit facility will begin amortizing at the end of the applicable interest-only period, with monthly payments of principal and interest being made by the Company to the Lenders in consecutive monthly installments following such interest-only period. Each term loan under the credit facility matures on October 1, 2018. Upon repayment of each term loan, the Company is also required to make a final payment to the Lenders equal to 6.00% of the original principal amount of such term loan funded.

At the Company’s option, the Company may prepay the outstanding principal balance of the term loans in whole but not in part, subject to a prepayment fee of 3% of any amount prepaid if the prepayment occurs on or prior to the first anniversary of the funding date of such term loan, 2% of the amount prepaid if the prepayment occurs after the first anniversary of the funding date through and including the second anniversary of the funding date of such term loan, and 1% of any amount prepaid after the second anniversary of the funding date of such term loan.

The credit facility includes affirmative and negative covenants applicable to the Company and any subsidiaries it creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on the Company’s transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and suffering a change in control, in each case subject to certain exceptions.

The credit facility also includes events of default, the occurrence and continuation of which provide Oxford, as collateral agent, with the right to exercise remedies against the Company and the collateral securing the term loans under the credit facility, including foreclosure against the Company’s properties securing the credit facilities, including the Company’s cash. These events of default include, among other things, the Company’s failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $250,000, and a final judgment against the Company in an amount greater than $250,000.

On the closing date of the credit facility, in connection therewith, the Company issued to Oxford and SVB, as the sole Lenders on the closing date, a warrant to purchase up to 193,798 shares of Common Stock, at an exercise price of $1.29 per share. Upon the funding of the second term loan under the credit facility, the Company will issue additional warrants to the applicable Lenders entitling them to purchase additional shares of Common Stock equal to 5.0% of the funded amount divided by the exercise price, which will be equal to the lower of (i) the closing price per share on the day prior to the funding date of the second term loan or (ii) the ten-day average closing price per share prior to the funding date of the second term loan. The warrants may be exercised either for cash or on a cashless basis. The warrants expire ten years from each date of issuance. Additionally, in the event of the Company’s acquisition for cash or marketable securities, either the Lenders shall exercise their warrants or such warrants will expire immediately prior to the consummation of such acquisition.

The form of warrant agreement and the loan and security agreement, which are filed as Exhibit 4.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, are incorporated herein by reference. The foregoing description of the credit facility, form of warrant agreement and loan and security agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02.	Unregistered Sale of Equity Securities.

The stock described in Item 1.01 above and the warrants described in Items 1.02 and 2.03 above were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The License Agreement, Stock Issuance Agreement and warrant agreement contain representations to support the Company’s reasonable belief that each of the recipients of such securities had access to information concerning the Company’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2014, the Company issued a press release. The press release is currently available on the Company’s website and filed herewith as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the press release attached hereto as Exhibit 99.1. The information contained in the press release is summary information that is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company cautions you that this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in the press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: references to the timing of planned launches and initial shipments of Vitaros® in various countries by the Company’s commercial partners; the planned launch strategy for Vitaros in the United Kingdom, Sweden, Germany and other countries; the planned commencement of clinical trials and an approved pathway for RayVa™ and fispemifene; the size of the commercial opportunity for fispemifene and the potential for fispemifene to achieve commercial success; the ability to build a focused commercial organization for fispemifene; the expected funding under the credit facility of a second term loan subject to initiation of a Phase 2b trial or the Company’s fispemifene Program; the planned out-license of Femprox® and RayVa in Europe; the potential for Vitaros or a room temperature version of Vitaros to achieve commercial success generally or in any specific territory, such as the United Kingdom, Sweden or Germany; and the Company’s 2014 financial outlook, including cash projections. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside the control of the Company, including, but not limited to: its ability to further develop its product Vitaros for the treatment of erectile dysfunction (“ED”), such as the room temperature version of Vitaros, and its product candidates RayVa for the treatment of Raynaud’s phenomenon and fispemifene for the treatment of secondary hypogonadism, chronic prostatitis and lower urinary tract symptoms in men, as well as the timing of such events; the Company’s ability to carry out clinical studies for RayVa and fispemifene, as well as the timing and success of the results of such studies; the Company’s dependence on its commercial partners to carry out the commercial launch of Vitaros in various territories, such as the United Kingdom, Sweden and Germany, and the potential for delays in the timing of commercial launch; competition in the ED market and other markets in which the Company and its partners operate; the Company’s ability to obtain and maintain intellectual property protection for Vitaros, RayVa, fispemifene or any other product candidates; the Company’s ability to raise additional funding that it may need to continue to pursue its commercial and business development plans; the Company’s ability to draw the second term loan under the credit facility when expected, or at all, including the Company’s failure to meet the conditions required to draw under the loan and security agreement; the Company’s ability to remain in compliance with the terms and restrictions under the credit facility; the Company’s ability to obtain the requisite governmental approval for Femprox, RayVa and fispemifene; fluctuations and volatility in our stock price, including as a result of the issuance and possible resale of the shares granted as partial consideration for the fispemifene license; and market conditions. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC’s website at www.sec.gov or without charge from the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant issued to the Holders under the Amendment Agreement, dated as of October 17, 2014, by and among Apricus Biosciences, Inc., The Tail Wind Fund Ltd., Solomon Strategic Holdings, Inc., and Tail Wind Advisory & Management Ltd.

4.2	Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of October 17, 2014, by and among Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time including Oxford Finance LLC and Silicon Valley Bank.

10.1†	License Agreement by and between NexMed (U.S.A.), Inc. and Forendo Pharma Ltd., dated as of October 17, 2014.

10.2	Stock Issuance Agreement, by and among Apricus Biosciences, Inc., Forendo Pharma Ltd. and Birch & Lake Partners, LLC, dated as of October 17, 2014.

10.3	Loan and Security Agreement by and among Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC and Silicon Valley Bank, dated as of October 17, 2014.

99.1	Press Release, dated October 20, 2014.

† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: October 20, 2014	By:	/s/ Steve Martin
Name: Steve Martin
Title: Senior Vice President, Chief Financial Officer and Secretary